EXHIBIT 21

SUBSIDIARIES OF TIME WARNER INC.

Time Warner Inc. (“Time Warner”) maintains approximately 1,000 subsidiaries. Set forth below are the names of certain controlled subsidiaries, at least 50% owned, directly or indirectly, of Time Warner as of December 31, 2011, that carry on a substantial portion of Time Warner’s lines of business. The names of various consolidated wholly owned subsidiaries have been omitted. The omitted subsidiaries, when considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of December 31, 2011.

Name	State or Other Jurisdiction of Incorporation
Time Warner Inc. (Registrant)	Delaware
Historic AOL LLC	Delaware
Historic TW Inc.	Delaware
Turner Broadcasting System, Inc.	Georgia
Cable News Network, Inc.	Delaware
Cable News International, Inc.	Delaware
CNN America, Inc.	Delaware
CNN Interactive Group, Inc.	Delaware
CNN Newsource Sales, Inc.	Georgia
CTG Inversora S.A.	Argentina
Red de Television Chilevision S.A.	Chile
Turner Entertainment Networks, Inc.	Georgia
Courtroom Television Network LLC (dba truTV)	New York
Superstation, Inc.	Georgia
TEN Network Holding, Inc.	Delaware
The Cartoon Network, Inc.	Delaware
Turner Classic Movies, Inc.	Delaware
Turner Network Television, Inc.	Delaware
Turner Broadcasting System Asia Pacific, Inc. (formerly named Turner Entertainment Networks Asia, Inc.)	Georgia
Japan Entertainment Network KK (dba Cartoon Network Japan (CNJ))	Japan
Japan Image Communications Company Ltd.	Japan
Turner Entertainment Holdings Asia Pacific Limited	Hong Kong
Turner General Entertainment Networks India Private Limited	India
Turner Broadcasting Sales, Inc. (dba Turner Entertainment New Media)	Georgia
Turner Broadcasting System International, Inc.	Georgia

Name	State or Other Jurisdiction of Incorporation
Turner Broadcasting System Latin America, Inc.	Georgia
Turner Network Sales, Inc.	Georgia
Turner Sports, Inc.	Georgia
Time Inc.	Delaware
Entertainment Weekly Inc.	Delaware
Essence Communications Inc.	Delaware
Expansión, S.A. de C.V. (Grupo Editorial Expansión)	Mexico
Media Networks, Inc.	Delaware
Southern Progress Corporation	Delaware
Oxmoor House, Inc.	Delaware
Sunset Publishing Corporation	Delaware
Time Inc. Lifestyle Group	Delaware
This Old House Ventures, Inc.	Delaware
Time Consumer Marketing, Inc.	Delaware
Synapse Group, Inc.	Delaware
Time Customer Service, Inc.	Delaware
Time Direct Ventures LLC	Delaware
TI Media Solutions Inc.	Delaware
Time Home Entertainment Inc.	Delaware
Time/Warner Retail Sales & Marketing Inc.	New York
Time Warner Media Holdings B.V.	Netherlands
Time Warner Publishing B.V.	Netherlands
Warner Communications Inc.	Delaware
DC Comics (partnership)	New York
E.C. Publications, Inc.	New York
Home Box Office, Inc.	Delaware
HBO Central Europe Holdings Inc.	Delaware
HBO Services, Inc.	Delaware
TW UK Holdings Inc.	Delaware
IPC Group Limited	United Kingdom
Marketforce (U.K.) Limited	United Kingdom
Time Warner Entertainment Limited	United Kingdom
Shed Media Limited	United Kingdom
Warner Bros. Entertainment UK Limited	United Kingdom
TT Games Ltd.	United Kingdom
Turner Broadcasting System Europe Limited	United Kingdom
Turner Entertainment Networks International Limited	United Kingdom
TW Ventures Inc.	Delaware
Castle Rock Entertainment	California
The Keres Corporation	California
Warner Bros. (F.E.) Inc. Warner Bros. (South) Inc.	Delaware Delaware
Warner Bros. Entertainment Inc.	Delaware
Burbank Television Enterprises LLC	Delaware
Telepictures Productions Inc.	Delaware
Warner Bros. International Television Distribution Inc.	Delaware

Name	State or Other Jurisdiction of Incorporation
Warner Bros. Television Distribution Inc.	Delaware
Warner Horizon Television Inc.	Delaware
WBTV Distribution Inc.	Delaware
Flixster, Inc.	Delaware
New Line Cinema LLC	Delaware
New Line Distribution, Inc.	California
New Line Home Entertainment, Inc.	New York
New Line Productions, Inc.	California
New Line Television, Inc.	California
New Line Theatricals, Inc.	New York
Warner Bros. Animation Inc.	Delaware
Warner Bros. Consumer Products Inc.	Delaware
Warner Bros. Enterprises LLC	Delaware
Warner Bros. Distributing Inc.	Delaware
Warner Bros. Technical Operations Inc.	Delaware
Warner Specialty Films Inc.	Delaware
WB Studio Enterprises Inc.	Delaware
Warner Bros. Entertainment Australia Pty Limited	Australia
Warner Bros. Entertainment Canada Inc.	Canada
Warner Bros. Entertainment Espana SRLU	Spain
Warner Bros. Entertainment France S.A.S.	France
Warner Bros. Entertainment GmbH	Germany
Warner Bros. Entertainment Italia S.p.A.	Italy
Warner Bros. Entertainment Nederland B.V.	Netherlands
Warner Bros. Home Entertainment Inc.	Delaware
WB Games Inc.	Washington
Turbine, Inc.	Delaware
Warner Bros. International Cinemas Inc.	Delaware
Warner Bros. (Korea) Inc.	Korea
Warner Bros. Singapore PTE Ltd.	Singapore
Warner Bros. Theatrical Enterprises LLC	Delaware
Warner Home Video Mexico S.A. de C.V.	Mexico
WB Communications Inc.	Delaware
WTTA Incorporated	Delaware
Hanna-Barbera Entertainment Co., Inc.	California
Hanna-Barbera, Inc.	Georgia
Turner Entertainment Co.	Delaware
Warner Entertainment Japan Inc.	Japan
Time Warner International Finance Limited	United Kingdom
Time Warner Realty Inc.	Delaware
TW AOL Holdings LLC	Virginia